Exhibit 99.1

www.sterlingbancorp.com	NEWS	650 FIFTH AVENUE NEW YORK, NY 10019-6108
IMMEDIATE RELEASE

John Tietjen Chief Financial Officer Sterling Bancorp john.tietjen@sterlingbancorp.com 212.757.8035	Rich Tauberman Investor Relations/Media Relations MWW Group rtauberman@mww.com 201.507.9500

FOR IMMEDIATE RELEASE

Sterling Bancorp To Announce Third Quarter 2004 Financial Results

New York, NY, October 18, 2004 – Sterling Bancorp (NYSE: STL), a financial holding company and the parent company of Sterling National Bank, will issue its financial results for the third quarter ended September 30, 2004, before the market opens on Thursday, October 21, 2004. In addition, Sterling will hold a conference call on Thursday, October 21, 2004 at 10:00 AM EDT to discuss the financial results.

To access the conference call live, interested parties may dial 866-814-8483 at least 10 minutes prior to the call.

A replay of the conference call will be available beginning at 1:00 PM EDT on Thursday, October 21, 2004 until 11:59 PM EDT on Thursday, October 28, 2004. To access the replay by telephone, interested parties may dial 888-266-2081 and enter the access code 575313.

About Sterling Bancorp
 Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $1.8 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in New York, Virginia and North Carolina and conducts business throughout the U.S.